Exhibit 10.2

PROSIGHT GLOBAL HOLDINGS LIMITED

AMENDED AND RESTATED

2010 EQUITY INCENTIVE PLAN

WHEREAS, ProSight Global, Inc. sponsored the ProSight Global, Inc. 2010 Equity Incentive Plan (the “Plan”), under which Awards with respect to the common stock of ProSight Global, Inc. had been granted;

WHEREAS, in connection with a restructuring transaction pursuant to which ProSight Global, Inc. became a Subsidiary of the Company (the “Restructuring Transaction”), the Company has assumed the Plan and Awards as of the date hereof; and

WHEREAS, the Company desires to amend and restate the Plan to reflect the Company’s assumption of the Plan and the Awards.

NOW THEREFORE, the Plan is hereby amended and restated as follows:

1.	Purpose of the Plan.

The purpose of the Plan is to aid the Company and its Subsidiaries in recruiting and retaining key Employees, Directors and Consultants of outstanding ability and to motivate such Employees, Directors and Consultants to exert their best efforts on behalf of the Company and its Subsidiaries by providing incentives through the granting of Awards. The Company expects that it and its shareholders will benefit from the added interest that such key Employees, Directors or Consultants will have in the welfare of the Company as a result of their proprietary interest in the Company’s success.

2.	Definitions.

The following capitalized terms used in the Plan or in an Agreement have the respective meanings set forth in this Section:

Affiliate: with respect to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.

Agreement: the written agreement setting forth the terms and conditions of an Award.

Anti-Dilution Cap: means six hundred million U.S. dollars ($600,000,000).

Anti-Dilution Investors: means, collectively, (i) the Initial Investors, (ii) any Participants, (iii) any directors or members of management of the Company or any of its Subsidiaries or (iv) any Consultants or other service providers to the Company or any of its Subsidiaries.

Award: any Option, Stock Appreciation Right, Restricted Stock, Dividend Equivalent, or Other Stock-Based Award that is granted under the Plan.

Board: the Board of Directors of the Company.

Bye-laws: the Bye-laws of ProSight Global Holdings Limited, adopted on November 22, 2011, as amended from time to time.

Cause: means (i) if the Participant is party to an employment or similar agreement with the Company or any of its Subsidiaries, the definition of “Cause” set forth therein, or (ii) if no such agreement exists, the Participant’s (A) failure or refusal to perform, or the failure to make good faith efforts to substantially perform, the Participant’s duties to the Company and its Subsidiaries, which failure or refusal is not cured (to the extent curable) within 15 days following receipt by the Participant of written notice from the Company or its applicable Subsidiary describing such failure or refusal, (B) commission of acts constituting a felony or a crime involving moral turpitude, (C) gross negligence or misconduct in the performance of duties for the Company or its Subsidiaries or (D) breach of the terms of any agreement with the Company or any of its Subsidiaries, including, without limitation, any employment agreement or any non-competition, non-solicitation or confidentiality provisions.

Change of Control: has the meaning set forth in the Bye-laws.

Code: the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

Committee: the Board or such committee of the Board as may be designated by the Board from time to time to administer the Plan.

Company: ProSight Global Holdings Limited, an exempted company incorporated in Bermuda, and any successor thereto by merger, consolidation or otherwise.

Company Shares: means, collectively, the D-1 Shares, D-2 Shares, F-1A Shares, F-1B Shares, F-1C Shares, F-2A Shares, F-2B Shares, F-2C Shares, and P Shares of the Company, and any securities into which such shares shall have been converted or changed or any securities resulting from any reclassification or recapitalization of such shares, including as contemplated by the Shareholders’ Agreement.

Consultant: any Person (other than an Employee or a Director) who is engaged by the Company or any of its Subsidiaries to render consulting or advisory services to the Company or any of its Subsidiaries.

D-1 Shares: has the meaning set forth in the Bye-laws.

D-2 Shares: has the meaning set forth in the Bye-laws.

Director: a member of the Board who is not an Employee.

Dividend Equivalent: any right to a dividend equivalent granted from time to time pursuant to Section 10 of the Plan.

Effective Date: November 23, 2010.

Employee: an officer or other employee of the Company or any of its Subsidiaries, including a member of the Board who is such an employee.

Employment: means (i) a Participant’s employment if the Participant is an Employee, (ii) a Participant’s services as a consultant or advisor, if the Participant is a Consultant and (ii) a Participant’s services as an non-employee director, if the Participant is a Director.

Exchange Act: the Securities Exchange Act of 1934, as amended from time to time.

Exit Event: any event following which the Initial Investors beneficially own no equity securities of the Company or any of its Subsidiaries.

F-1A Shares: has the meaning set forth in the Bye-laws.

F-1B Shares: has the meaning set forth in the Bye-laws.

F-1C Shares: has the meaning set forth in the Bye-laws.

F-2A Shares: has the meaning set forth in the Bye-laws.

F-2B Shares: has the meaning set forth in the Bye-laws.

F-2C Shares: has the meaning set forth in the Bye-laws.

Fair Market Value: has the meaning set forth in the Shareholders’ Agreement.

Fixed P Share Grant: a grant of P Shares pursuant to a grant agreement denominated as a “P Shares Grant Agreement.”

Good Reason: means (i) if the Participant is party to an employment or similar agreement with the Company or any of its Subsidiaries, the definition of “Good Reason” set forth therein, or (ii) if no such agreement exists, (A) a material reduction by the Company or any of its Subsidiaries in the Participant’s annual base salary (other than a reduction, applied after consultation with the Chief Executive Officer of the Company or its applicable Subsidiary, of not more than ten percent as part of a generally applicable reduction in base salaries, measured cumulatively), (B) a failure by the Company or any of its Subsidiaries to pay when due base salary or wages to which the Participant is entitled, (C) a substantial and material demotion of the Participant’s position, or a substantial and material reduction in the Participant’s duties and responsibilities, with the Company or any of its Subsidiaries, as the case may be, or (D) a relocation of the Participant’s primary place of employment by more than 50 miles from that in effect on the Grant Date; provided that clause (D) shall not apply if the Participant has been offered the Company’s or any of its Subsidiaries, as the case may be, standard relocation benefits in connection with such relocation; provided further that no such event(s) as described in clauses (A) through (D) shall constitute “Good Reason” unless the Participant has given written notice to the Company or its applicable Subsidiary of the Participant’s intention to resign for Good Reason within 90 days of the occurrence of any such event and the Company or its applicable Subsidiary shall have failed to cure such event(s) within thirty (30) days after receipt by the Company or its applicable Subsidiary from the Participant of written notice describing in detail such events.

Grant Date: the date of any Agreement entered into hereunder.

Incentive Stock Option: an Option intended to meet the requirements of an incentive stock option as defined in Section 422 of the Code and designated as an Incentive Stock Option in the Agreement.

Initial Investors: ProSight Parallel Investment LLC, ProSight Investment LLC, ProSight TPG, L.P., TPG PS 1, L.P., TPG PS 2, L.P., TPG PS 3, L.P., and TPG PS 4, L.P., Small Beer Partners LLC, and any Affiliate of any of the foregoing, and its or their successors or assigns, which subscribes for equity of the Company or any of its Subsidiaries.

Joinder Agreement: has the meaning set forth in the Shareholders’ Agreement.

Nonqualified Stock Option: an Option that is not an Incentive Stock Option.

Option: a stock option granted pursuant to Section 7 of the Plan.

Option Price: the price at which each Share may be purchased from the Company pursuant to the exercise of an Option, as determined pursuant to Section 7(a) of the Plan.

P Shares: has the meaning set forth in the Bye-laws.

P Shares Effective Date: has the meaning set forth in the Bye-laws.

Participant: an Employee, Director or Consultant who is selected by the Committee to participate in the Plan.

Person: an individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act.

Plan: this ProSight Global Holdings Limited Amended and Restated 2010 Equity Incentive Plan.

POP Unit: a contractual right to receive a cash payment, the amount of which is determined by reference to the value of a P Share upon an IPO, Change of Control, Exit Event, or any other event determined by the Committee.

Public Offering: has the meaning set forth in the Shareholders’ Agreement.

Restricted Stock: any Shares granted pursuant to Section 9.

Restricted Stock Unit or RSU: any restricted stock units granted pursuant to Section 11.

Shares: means, collectively, the D-2 Shares, F-2A Shares, F-2B Shares, F-2C Shares, and the P Shares of the Company, and any securities into which such shares shall have been converted or changed or any securities resulting from any reclassification or recapitalization of such shares.

Subsequent Issuance: an issuance of Shares on or prior to the date that the Anti-Dilution Cap is exceeded; provided, that such issuance occurs following the P Shares Effective Date but prior to an initial public offering of the shares (as defined in the Bye-Laws).

Stock Appreciation Right: any stock appreciation right granted pursuant to Section 8 of the Plan.

Shareholders’ Agreement: The ProSight Global Holdings Limited Shareholders’ Agreement, dated as of November 22, 2011, as amended from time to time.

Subsidiary: has the meaning set forth in the Shareholders’ Agreement.

Ten Percent Shareholder: means a person who on any given date owns, either directly or indirectly (taking into account the attribution rules contained in Section 424(d) of the Code), stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries.

Termination Date: the date of termination of a Participant’s employment with the Company and or any of its Subsidiaries.

UK Participant: a Participant who is subject to the tax laws of the United Kingdom and is not a United States taxpayer.

US Participant: a Participant who is a United States taxpayer.

Without Cause or without Cause: means not for Cause or, if the Participant is party to an employment or similar agreement with the Company, the definition of “without Cause” set forth therein.

3.	Eligibility and Participation.

(a)          Eligibility. Participants will consist of such Employees, Directors and Consultants as the Committee in its sole discretion determines and whom the Committee may designate from time to time to receive Awards under the Plan. Designation of a Participant in any year shall not require the Committee to designate such Person to receive an Award in any other year or, once designated, to receive the same type or amount of Award as granted to the Participant in any other year.

(b)          Types of Awards. Awards under the Plan may be granted in any one or a combination of: (i) Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock, (iv) Dividend Equivalents, and (v) Other Stock-Based Awards.

(c)          Agreements. Awards granted under the Plan shall be evidenced by Agreements (which need not be identical) that provide additional terms and conditions associated with such Awards, as determined by the Committee in its sole discretion; provided, however, that in the event of any conflict between the provisions of the Plan and any such Agreement, the provisions of the Plan shall prevail. Notwithstanding any other provision in this Plan to the contrary, no Award shall be granted to a Participant unless and until the Participant agrees to become subject to the covenants set forth in or by reference in the Agreement.

(d)          Shareholders’ Agreement. Awards granted under the Plan and the Shares issued in exercise, settlement, or lapse of restrictions thereof shall be subject to all of the terms and conditions of the Shareholders’ Agreement, including all transfer restrictions and Company call rights set forth therein, and the Bye-laws. As a condition to grant of an Award under the Plan, each Participant shall agree to sign a Joinder Agreement, dated as of the date of the applicable Agreement, pursuant to which the Participant shall become fully bound by the terms set forth in the Shareholders’ Agreement upon the grant of the Award.

4.	Shares Subject to the Plan.

(a)          Share Reserve. Subject to the succeeding sentence, the total number of Shares that may be issued under the Plan is 540,810 P Shares, of which 504,064 P Shares are reserved for issuance to US Participants (the “US Reserved P Shares”) and 36,745 P Shares are reserved for issuance to UK Participants (the “UK Reserved P Shares”), and 120,000 D-2 Shares, 1,100 F-2A Shares, 1,100 F-2B Shares, and 20,000 F-2C Shares, in each case, issued in settlement of RSUs or otherwise to Participants, subject to adjustment pursuant to Section 14 hereof. The total number of P Shares that may be issued under the Plan shall be increased by an amount equal to the excess, if any, of (i) 20,870 over (ii) the quotient obtained by dividing (A) the total amount payable to the holders of POP Units under the ProSight Global Holdings Limited Performance Ownership Plan by (B) the Fair Market Value of one P Share as of an IPO, Change of Control or Exit Event. The Shares shall consist of authorized but unissued Shares. The number of Shares available for granting Incentive Stock Options under the Plan shall be equal to the total number of Shares issued under the Plan, subject to adjustments provided in Section 14 hereof and subject to the provisions of Section 422 and 424 of the Code or any successor provisions.

(b)          Additional Awards. If: (i) less than the total number of US Reserved P Shares have been issued to US Participants and are outstanding prior to an IPO, Change of Control or Exit Event, or (ii) there is a Subsequent Issuance at which time the Fair Market Value of the shares (as defined in the Bye-laws, but excluding P Shares) is greater than $100 per share, then immediately prior to such IPO, Change of Control or Exit Event, as applicable, the Committee shall grant, in accordance with the terms hereof and the Bye-laws, a number of additional Awards as specified in this Section 4(b) (“Additional Awards”). Additional Awards may be in the form of cash and the number or amount of such Additional Awards shall be determined by the Committee in its discretion in consultation with the Chief Executive Officer of the Company; provided that, if subsection (i) applies, the number of Additional Awards shall be equal to the number of US Reserved P Shares that are not issued and outstanding immediately prior to such IPO, Change of Control or Exit Event, as applicable. Additional Awards made pursuant to Section 4(b)(i) shall be allocated solely to US Participants and shall have a value equal to the value of one then-outstanding P Share which was issued on the P Shares Effective Date. Additional Awards otherwise made under this Section 4(b) shall be allocated to all eligible Participants. In each case of subsection (i) and (ii), allocations shall be made by the Committee after consultation with the Chief Executive Officer of the Company and shall be subject to subject to equivalent vesting and other restrictions as those in effect with respect to the Participant’s P Shares. Any Awards issued pursuant to Section 4(b)(ii) shall not be applied against the share reserves described in Section 4(a).

(c)          Return of Shares. The issuance of Shares upon the exercise of an Option or in consideration of the cancellation or termination of an Option shall reduce the total number of Shares available under the Plan, as applicable. Shares which are subject to Awards which terminate or lapse without the payment of consideration may, to the extent of such termination, lapse or settlement, again be the subject of Awards granted under the Plan. Any Shares delivered to the Company as part or full payment for the purchase price of an Award granted under the Plan or, to the extent the Committee determines that the availability of Incentive Stock Options under the Plan will not be compromised, to satisfy the Company’s withholding obligation with respect to an Award granted under the Plan, shall again be available for Awards under the Plan.

5.	Administration.

The Plan shall be administered by the Committee. Subject to the express limitations of the Plan, the Committee shall have authority in its discretion to determine the Employees, Directors, and Consultants to whom, and the time or times at which, Awards may be granted, the number of Shares subject to each Award, the Option Price of an Option or the purchase price of an Award, the time or times at which an Award will become vested, determine whether restrictions such as transfer, vesting, hurdle amounts and repurchase options are to be imposed on P Shares and the nature of such restrictions, and any other terms and conditions of an Award. Awards may, in the discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding Awards previously granted by the Company or any of its Subsidiaries or by a company acquired by the Company or any of its Subsidiaries or with which the Company or any of its Subsidiaries combines. The number of Shares underlying such substitute awards shall be counted against the aggregate number of Shares available for Awards under the Plan. The Committee is authorized to interpret the Plan, the Awards and the Agreements, to establish, amend and rescind any rules and regulations relating to the Plan, the Awards and the Agreements, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may amend the terms of any Agreement, provided that no such amendment shall be made without the consent of a Participant if such action would materially and economically diminish any of the rights of such Participant under such Agreement, and the Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, the Awards and the Agreements, except as otherwise expressly provided herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, without limitation, Participants and their beneficiaries or successors). The Committee shall have the full power and authority to establish the terms and conditions of any Award consistent with the provisions of the Plan and to waive any such terms and conditions at any time (including, without limitation, accelerating or waiving any vesting conditions or other conditions that otherwise subject such Award to forfeiture). The Committee shall require Participants to make arrangements that are satisfactory to it to pay any amounts it may determine are required to be withheld for federal, state, local or other taxes in connection with an Award. No member of the Committee shall be liable for any action taken or omitted to be taken by such member or by any other member of the Committee in connection with the Plan, except for such member’s own willful misconduct. The Committee may delegate to one or more of its members, one or more officers of the Company or any of its Subsidiaries, and one or more agents or advisors such administrative duties or powers as it may deem advisable.

6.	Limitations.

No Award may be granted under the Plan after the tenth anniversary of the Effective Date, but Options theretofore granted may extend beyond that date.

7.	Terms and Conditions of Options.

(a)          Grant of Options. The Committee is hereby authorized to grant Options to Participants. Each Option shall permit a Participant to purchase from the Company a stated number of Shares at an Option Price established by the Committee, subject to applicable law and the terms and conditions described in this Section 7 and to such additional terms and conditions, as established by the Committee, in its sole discretion, that are consistent with the provisions of the Plan. Options shall be evidenced by Agreements that shall conform to the requirements of the Plan and may contain such other provisions as the Committee shall deem advisable. Options shall be designated as either Incentive Stock Options or shall be Nonqualified Stock Options, provided that Options granted to Directors and Consultants shall be Nonqualified Stock Options. An Option granted as an Incentive Stock Option shall, to the extent it fails to qualify as an Incentive Stock Option, be treated as a Nonqualified Stock Option. Neither the Committee nor the Company or any of its Affiliates shall be liable to any Participant or to any other Person if it is determined that an Option intended to be an Incentive Stock Option does not qualify as an Incentive Stock Option. Options shall be evidenced by Agreements which shall state the number of Shares covered by such Option. Such agreements shall conform to the requirements of the Plan, and may contain such other provisions, as the Committee shall deem advisable.

(b)          Option Price. The Option Price shall be determined by the Committee at the time of granting the Option, provided that the Option Price may not be less than the Fair Market Value of a Share on the date the Option is granted. In the case of any Incentive Stock Option granted to a Ten Percent Shareholder, the Option Price shall not be less than 110% of the Fair Market Value of a Share on the date the Option is granted.

(c)          Exercisability. Options granted under this Section 7 shall be exercisable at such times and be subject to such restrictions and conditions (including, without limitation, any vesting conditions or other conditions that otherwise subject such Options to forfeiture) as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.

(d)          Option Term. The term of each Option shall be determined by the Committee at the time of grant and shall be stated in the Agreement, but in no event shall such term be greater than ten years (or, in the case on an Incentive Stock Option granted to a Ten Percent Shareholder, five years).

(e)          Exercise of Options. Except as otherwise provided in the Plan or in an Agreement, an Option may be exercised for all, or from time to time, for any part, of the Shares for which it is then exercisable, provided that no fractional Shares shall be issued. For purposes of this Section 7 of the Plan, the exercise date of an Option shall be the later of the date a notice of exercise is received by the Company and, if applicable, the date payment is received by the Company pursuant to the following sentence. The Option Price for the Shares as to which an Option is exercised and any applicable withholding taxes shall be paid to the Company in full at the time of exercise in cash or by check or wire transfer, at the election of the Participant, or by such other means as are permitted by the Committee. No Participant shall have any rights to dividends or other rights of a shareholder of the Company with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, has paid in full for such Shares, has satisfied any applicable withholding requirements and, if applicable, has satisfied any other conditions imposed by the Committee or pursuant to the Plan or the applicable Agreement.

(f)          Limitations on Incentive Stock Options. Incentive Stock Options may be granted only to employees of the Company or a “subsidiary corporation” (as such terms are defined in Section 424 of the Code) at the date of grant. The aggregate Fair Market Value (generally determined as of the time the Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all plans of the Company and of any parent corporation or subsidiary corporation) shall not exceed one hundred thousand dollars ($100,000). For purposes of the preceding sentence, Incentive Stock Options will be taken into account generally in the order in which they are granted. No Incentive Stock Option may be exercised later than ten (10) years after the date it is granted. Each provision of the Plan and each Agreement relating to an Incentive Stock Option shall be construed so that each Incentive Stock Option shall be an incentive stock option as defined in Section 422 of the Code, and any provisions of the Agreement thereof that cannot be so construed shall be disregarded.

8.	Stock Appreciation Rights.

(a)          Grant of Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Participants, including a grant of Stock Appreciation Rights in tandem with any Option at the same time such Option is granted (a “Tandem SAR”). Stock Appreciation Rights shall be evidenced by Agreements that shall conform to the requirements of the Plan and may contain such other provisions as the Committee shall deem advisable. Subject to the terms of the Plan and any applicable Agreement, a Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive, upon exercise thereof, the excess of (a) the Fair Market Value of a specified number of Shares on the date of exercise over (b) the grant price of the right as specified by the Committee on the date of the grant. Such payment may be in the form of cash, Shares, other property or any combination thereof, as the Committee shall determine in its sole discretion.

(b)          Terms of Stock Appreciation Right. Subject to the terms of the Plan and any applicable Agreement, the grant price (which shall not be less than 100% of the Fair Market Value of a Share on the date of grant), term, methods of exercise, methods of settlement, and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee. The Committee may impose such other conditions or restrictions (including, without limitation, any vesting conditions or other conditions that otherwise subject such Stock Appreciation Right to forfeiture) on the exercise of any Stock Appreciation Right as it may deem appropriate. Unless otherwise provided in the Agreement, no Stock Appreciation Right shall have a term of more than 10 years from the date of grant.

(c)          Tandem Stock Appreciation Rights and Options. A Tandem SAR shall be exercisable only to the extent that the related Option is exercisable and shall expire no later than the expiration of the related Option. Upon the exercise of all or a portion of a Tandem SAR, a Participant shall be required to forfeit the right to purchase an equivalent portion of the related Option (and, when a Share is purchased under the related Option, the Participant shall be required to forfeit an equivalent portion of the Stock Appreciation Right).

9.	Restricted Stock.

(a)          Grant of Restricted Stock. An Award of Restricted Stock is a grant by the Company of a specified number of Shares to the Participant, which Shares may be subject to repurchase and cancellation by the Company upon the occurrence of specified events. Participants shall be awarded Restricted Stock in exchange for consideration not less than the minimum consideration required by applicable law. Restricted Stock shall be evidenced by an Agreement, which shall be subject to applicable law and conform to the requirements of the Plan and may contain such other provisions, as the Committee shall deem advisable.

(b)          Terms of Restricted Stock Awards. Each Agreement evidencing a Restricted Stock grant shall specify the period(s) of restriction, the number of Shares of Restricted Stock subject to the Award, the purchase price of such Shares of Restricted Stock, the performance, employment or other conditions (including the termination of a Participant's Service whether due to death, disability or other cause) under which the Restricted Stock may become vested or may be forfeited to the Company and such other provisions as the Committee shall determine. Upon determination of the number of Shares of Restricted Stock to be granted to the Participant and payment of any purchase price, the Committee shall direct that a certificate or certificates representing the number of Shares be issued to the Participant with the Participant designated as the registered owner. The certificate(s) representing such shares shall be legended and delivered to the Secretary of the Company or other designee of the Company as set forth in Section 7.5 of the Shareholders’ Agreement.

(c)          Voting and Dividend Rights. Participants holding Restricted Stock granted hereunder shall have such voting rights with respect to the Restricted Stock and such right to receive dividends accrued on such Shares as set out in the Bye-laws.

(d)          Performance Goals. The Committee may condition the grant of Restricted Stock or the expiration of the any vesting conditions or other conditions that otherwise subject such Restricted Stock to forfeiture upon the Participant's achievement of one or more performance goal(s) specified in the Agreement. If the Participant fails to achieve the specified performance goal(s), the Committee shall not grant the Restricted Stock to such Participant or the Participant shall forfeit the Award of Restricted Stock to the Company, as applicable, unless otherwise provided in the Participant’s Agreement or the applicable shareholders’ agreement.

(e)          Section 83(b) Election. If a Participant makes an election pursuant to Section 83(b) of the Code concerning Restricted Stock, the Participant shall be required to promptly file a copy of such election with the Company.

(f)          Grant of P Shares. The Committee is hereby authorized to grant profits interests of the Company in the form of P Shares to Participants. Each P Share is intended to be treated as a separate “profits interest” within the meaning of Rev. Proc. 93-27, 1993-2 C.B. 343, as amplified by Rev. Proc. 2011-43, 2001-2 C.B. 191. Participants shall take into account their distributive share of all items of income, gain, loss, deduction and credit associated with each P Share granted under the Plan in computing their federal income tax liability for the entire period during which the P Shares are held. Each Participant holding P Shares shall be required to make an election pursuant to Section 83(b) of the Code concerning such P Shares. The Committee and the Company make no guarantees to any Person regarding the tax treatment of P Shares.

10.	Dividend Equivalents.

The Committee may grant Dividend Equivalents to Participants based on the dividends declared on Shares that are subject to any Award. The grant of Dividend Equivalents shall be treated as a separate Award. Dividend Equivalents shall be credited to a notional account maintained by the Company, as of dividend payment dates during the period between the date the Award is granted and the date the Award is exercised, vested, expired, credited or paid, as applicable. Such Dividend Equivalents shall be converted to cash or Shares by such formula and at such time and subject to such limitations as may be determined by the Committee. As determined by the Committee, Dividend Equivalents granted with respect to any Option or Stock Appreciation Right shall be payable regardless of whether such Option or Stock Appreciation Right is subsequently exercised.

11.	Other Stock-Based Awards.

The Committee, in its sole discretion, may grant Awards of Shares and Awards that are valued, in whole or in part, by reference to, or are otherwise based on the Fair Market Value of, Shares (including, but not limited to, RSUs) (the “Other Stock-Based Awards”). Such Other Stock-Based Awards shall be in such form, and dependent on such conditions (including, without limitation, any vesting conditions or other conditions that otherwise subject such Other Stock-Based Award to forfeiture), as the Committee shall determine, including, without limitation, the right to receive one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine to whom and when Other Stock-Based Awards will be made, the number of Shares to be awarded under (or otherwise related to) such Other Stock-Based Awards; whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares; and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable).

12.	Compliance with Law.

Shares shall not be issued pursuant to the Plan unless the issuance and delivery of such Shares comply with (or are exempt from) all applicable requirements of law, including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded, and all other applicable requirements of law or of any regulatory agencies having jurisdiction. The Committee in its discretion may, as a condition to the exercise of any Award, require each Participant (a) to represent in writing that the Shares received upon exercise of an Award are being acquired for investment and not with a view to distribution and (b) to make such other representations and warranties as are deemed reasonably appropriate by the Committee. The Participant agrees to take whatever additional actions and execute whatever additional documents the Company may deem necessary or advisable to carry out or effect one or more of the obligations or restrictions imposed on the Participant, the Awards or Shares issued in exercise, settlement or lapse of restrictions thereof pursuant to the provisions of the Plan or to comply with applicable laws. Stock certificates representing Shares acquired upon the exercise of any Award that have not been registered under the Securities Act of 1933, as amended, shall, if required by the Committee, bear the legends as may be required by the Shareholders’ Agreement or by the Agreement evidencing a particular Award. Without in any way limiting the provisions set forth above, no Participant shall make any disposition of all or any portion of Shares acquired or to be acquired pursuant to an Award, except in compliance with all applicable Federal and state securities laws and the provisions of the Shareholders’ Agreement.

13.	Compliance with Section 409A of the Code.

(a)          General. The Company intends that all Awards be structured in compliance with, or to satisfy an exemption from, Section 409A of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder (“Section 409A”), such that there are no adverse tax consequences, interest, or penalties under Section 409A as a result of the payments. Notwithstanding the Company’s intention, in the event any Award is subject to Section 409A, the Committee may, in its sole discretion and without a Participant’s prior consent, amend this Plan and/or Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and actions with retroactive effect) as are necessary or appropriate to (i) exempt this Plan and/or any Award from the application of Section 409A, (ii) preserve the intended tax treatment of any such Award, or (iii) comply with the requirements of Section 409A, including without limitation any such regulations guidance, compliance programs and other interpretative authority that may be issued after the date of the grant.

(b)          Payments to Specified Employees. Notwithstanding any contrary provision in this Plan or Agreement, any payment(s) of nonqualified deferred compensation (within the meaning of Section 409A) that are otherwise required to be made under this Plan to a “specified employee” (as defined under Section 409A) as a result of his or her separation from service (other than a payment that is not subject to Section 409A) shall be delayed for the first six months following such separation from service (or, if earlier, until the date of death of the specified employee) and shall instead be paid (in a manner set forth in the Agreement) on the day that immediately follows the end of such six-month period or as soon as administratively practicable thereafter. Any remaining payments of nonqualified deferred compensation shall be paid without delay and at the time or times such payments are scheduled to be made.

(c)          Separation from Service. A termination of service shall not be deemed to have occurred for purposes of any provision of this Plan or any Agreement providing for the payment of any amounts or benefits that are considered nonqualified deferred compensation under Section 409A upon or following a termination of service, unless such termination is also a “separation from service” within the meaning of Section 409A and the payment thereof prior to a “separation from service” would violate Section 409A. For purposes of any such provision of this Plan or any Agreement relating to any such payments or benefits, references to a “termination,” “termination of employment,” “termination of service,” or like terms shall mean “separation from service.”

14.	Adjustments Upon Certain Events.

(a)          Adjustments in Authorized Shares. Except as otherwise provided in an Agreement, in the event of any corporate event or transaction involving the Company, any of its Subsidiaries (including, but not limited to, a change in the shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, combination of shares, exchange of shares, dividend in kind, amalgamation, or other like change in capital structure (other than normal cash dividends to shareholders of the Company), or any similar corporate event or transaction, the Committee, to prevent dilution or enlargement of Participants’ rights under this Plan, may substitute or adjust, as applicable, the number and kind of shares or other property that may be issued under this Plan or under particular forms of Awards, the number and kind of shares or other property subject to outstanding Awards, the Option Price, grant price or purchase price applicable to outstanding Awards, the grant of a Dividend Equivalent, and/or other value determinations applicable to this Plan or outstanding Awards; provided that the Committee, in its sole discretion, shall determine the methodology or manner of making such substitution or adjustment.

(b)          Change of Control/Exit Event. Upon the occurrence of a Change of Control or Exit Event after the Effective Date, unless otherwise specifically prohibited under applicable laws or by the rules and regulations of any governing governmental agencies or national securities exchanges, or unless the Committee shall determine otherwise in the Award Agreement, the Committee is authorized (but not obligated) to make adjustments in the terms and conditions of outstanding Awards, including without limitation the following (or any combination thereof): (i) continuation or assumption of such outstanding Awards under this Plan by the Company (if it is the surviving company or corporation) or by the surviving company or corporation or its parent; (ii) substitution by the surviving company or corporation or its parent of awards with substantially the same terms for such outstanding Awards (excluding the consideration payable upon settlement of the Awards); (iii) accelerated exercisability, vesting and/or lapse of restrictions under outstanding Awards immediately prior to the occurrence of such event; (iv) upon written notice, provide that any outstanding Awards must be exercised, to the extent then exercisable, during a reasonable period of time immediately prior to the scheduled consummation of the event, or such other period as determined by the Committee (contingent upon the consummation of the event), and at the end of such period, such Awards shall terminate to the extent not so exercised within the relevant period; and (v) cancellation of all or any portion of outstanding Awards for fair value (as determined in the sole discretion of the Committee and which may be zero) which, in the case of Options and Stock Appreciation Rights or similar Awards, may equal the excess, if any, of the value of the consideration to be paid in the Change of Control or Exit Event transaction to holders of the same number of Shares subject to such Awards (or, if no such consideration is paid, Fair Market Value of the Shares subject to such outstanding Awards or portion thereof being canceled) over the aggregate Option Price or grant price, as applicable, with respect to such Awards or portion thereof being canceled (it being understood that if the aggregate Option Price or grant price is in excess of the Fair Market Value of the Shares subject to such outstanding Awards or portion thereof being canceled, no consideration needs to be paid to cancel such outstanding Awards or portion thereof).

15.	No Right to Employment or Awards.

The granting of an Award under the Plan shall impose no obligation on the Company or any other member of the Company Group to continue the Employment of a Participant and shall not lessen or affect the Company’s or such other member’s right to terminate the Employment of such Participant. No Participant or other Person shall have any claim or right to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

16.	Successors and Assigns.

The rights and obligations under the Plan shall be binding on and inure to all predecessors, successors and assigns of the Company and any Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

17.	Nontransferability of Awards.

Subject to the terms of any Agreement and the Shareholders’ Agreement, Awards and other rights and obligations under the Plan and any Agreement shall not be transferable or assignable by the Participant without the prior written consent of the Company otherwise than by will or by the laws of descent and distribution. An Option exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant.

18.	Amendments or Termination.

Unless the Plan shall have been earlier terminated as hereinafter provided, the Plan shall terminate on the tenth anniversary of the Effective Date. The Committee may amend, alter or terminate the Plan, but no amendment, alteration or termination shall be made without the consent of a Participant if such action would materially and economically diminish any of the rights of such Participant under any Award theretofore granted to such Participant under the Plan; provided, however, that the Committee may amend the Plan or any outstanding Award in such manner as it deems necessary to permit the granting of Awards to meet the requirements of the Code or other applicable laws. The Company may assign its rights and obligations under this Plan in whole or in part to any one or more of its Affiliates, successors or any transferee of the business operation, as a going concern.

19.	Settlement of Awards; No Fractional Shares.

Each Award Agreement shall establish the form in which the Award shall be settled. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, Awards, other securities or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be rounded, forfeited or otherwise eliminated.

20.	Awards to Individuals Subject to Laws of a Jurisdiction Outside of the United States.

To the extent that Awards under the Plan are awarded to Eligible Persons that are subject to the tax laws of a jurisdiction outside of the United States, the Committee may adjust the terms of the Awards granted hereunder to such person (a) to comply with the laws, rules and regulations of such jurisdiction, (b) to permit the grant of the Award not to be a taxable event to the Participant or (c) to avoid adverse or potentially adverse tax consequences, interest or penalties, as determined in the discretion of the Committee. The authority granted under the previous sentence shall include the discretion for the Committee to adopt, on behalf of the Company, one or more sub-plans applicable to separate classes of Eligible Persons who are subject to the tax laws of jurisdictions outside of the United States.

21.	No Guarantees Regarding Tax Treatment.

Participants (or their beneficiaries) shall be responsible for all taxes with respect to any Awards under the Plan. The Committee and the Company make no guarantees to any Person regarding the tax treatment of Awards or payments made under the Plan. Neither the Committee nor the Company has any obligation to take any action to prevent the assessment of any excise tax on any Person with respect to any Award under Section 409A of the Code or otherwise and none of the Company, any of its Subsidiaries or Affiliates, or any of their employees or representatives shall have any liability to a Participant with respect thereto.

22.	Tax Withholding.

The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan. The Committee in its discretion may condition any Award on the Participant’s making satisfactory arrangement for such withholding. Such arrangement may include payment by the Participant in cash or by check of the amount of the withholding taxes.

23.	Rights as a Shareholder.

Except as otherwise provided herein or in the applicable Award Agreement and as further subject to the terms of the Shareholders’ Agreement, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

24.	International Participants.

With respect to Awards which may be subject to the laws of jurisdictions outside the United States of America, the Committee may, in its sole discretion, amend the terms of the Plan or Awards with respect to such Participants in order to conform such terms to the requirements of such local law.

25.	Severability.

If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person, or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

26.	Choice of Law.

To the extent set forth in the Shareholders’ Agreement, the transferability of the Awards and such other matters governed by the Shareholders’ Agreement shall be governed by the laws of Bermuda. All other issues concerning the construction, validity and interpretation of this Agreement, and the rights and obligations of the parties, shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts entered into and performed entirely within such State, without regard to conflicts of laws.

27.	Effectiveness of the Plan.

The Plan shall be effective as of the Effective Date. The Plan was amended and restated as of July 28, 2015.